CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Invetment Advisory and Other Services" and to the use of our report dated July 31,m 1997, in this Registration Statement (File numbers 333-21821, 811-08055) of TIAA-CREF Mutual Funds.

                                              ERNST & YOUNG LLP

New York, New York
August 21, 1997